Exhibit 10.2

RADIAN GROUP INC.
2014 EQUITY COMPENSATION PLAN

STOCK OPTION GRANT

TERMS AND CONDITIONS
These Terms and Conditions (“Terms and Conditions”) are part of the Stock Option Grant made as of May 11, 2016 (the “Grant Date”), by Radian Group Inc., a Delaware corporation (the “Company”), to S.A. Ibrahim (the “Grantee”), an employee of the Company or one of its Subsidiaries.
RECITALS
WHEREAS, the Radian Group Inc. 2014 Equity Compensation Plan (the “Plan”), permits the grant of stock options to purchase shares of Common Stock, in accordance with the terms and provisions of the Plan;
WHEREAS, the Company desires to grant a Nonqualified Stock Option to the Grantee, and the Grantee desires to accept such Nonqualified Stock Option, on the terms and conditions set forth herein and in the Plan; and
WHEREAS, the applicable provisions of the Plan are incorporated in these Terms and Conditions by reference, including the definitions of terms contained in the Plan (unless such terms are otherwise defined herein).
NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Grant of Option. The Company hereby awards to the Grantee a Nonqualified Stock Option to purchase 106,910 shares of Common Stock at the exercise price per share of $12.16, subject to the vesting and other conditions of these Terms and Conditions (the “Option”). The Grantee hereby accepts the Option and agrees to be bound by the terms and conditions of these Terms and Conditions and the Plan with respect to the award.
2.Vesting.
(a)Provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date and meets any applicable vesting requirements set forth in these Terms and Conditions, and provided that the Stock Price Hurdle (as defined below) is met, except as set forth in Sections 3 and 5 below, the Option awarded under these Terms and Conditions shall vest as follows:

Date	Vested Shares subject to the Option
(subject to achievement of the Stock Price Hurdle)

May 11, 2019                50% of the shares

May 11, 2020                Remaining 50% of the shares
(b)Notwithstanding the foregoing, the Option will only vest if the closing price of the Company’s Common Stock on the New York Stock Exchange equals or exceeds $15.20 (which is 125% of the fair market value of the Company’s Common Stock on the Grant Date) for ten consecutive trading days ending on or after May 11, 2019 (the “Stock Price Hurdle”), except as provided in Sections 3 and 5 below. If the Stock Price Hurdle has not been met on the third anniversary of the Grant Date (May 11, 2019), the Option with respect to 50% of the shares will vest on the first date after the third anniversary on which the Stock Price Hurdle is met, provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date. If the Stock Price Hurdle has not been met on the fourth anniversary of the Grant Date (May 11, 2020), the Option with respect to the remaining 50% of the shares will vest on the first date after the fourth anniversary on which the Stock Price Hurdle is met, provided the Grantee remains employed by the Company or a Subsidiary through the applicable vesting date. The Stock Price Hurdle must be met by May 10, 2026 in order for the Option to vest under this Section 2.
(c)If the vesting schedule above would produce a fractional share, the portion of the Option that is exercisable shall be rounded down to the nearest whole share.
(d)Except as provided in Sections 3, 4 and 5 below, no portion of the Option will vest after the Grantee’s employment with the Company and its Subsidiaries has terminated for any reason, whether by the Grantee or by the Company or any of its Affiliates. In the event of any termination of employment, the Grantee will forfeit the portion of the Option that does not vest either before the termination date or on the applicable date designated in Sections 3, 4 or 5.
3.Disability and Death. In the event of the Grantee’s death or Disability while employed by the Company or a Subsidiary, the Grantee’s Option will automatically vest in full on the date of the Grantee’s death or Disability, as applicable, regardless of whether the Stock Price Hurdle has been met. For purposes of these Terms and Conditions, “Disability” shall have the meaning given that term in the Grantee’s Employment Agreement with the Company dated as of November 12, 2014 (the “Employment Agreement”).
4.Retirement.
(a)If the Grantee terminates employment on account of Retirement, the Grantee’s Option shall continue to vest in accordance with Section 2, subject to achievement of the Stock Price Hurdle, except as provided in Section 5 below, but without regard to continued employment.
(b)For purposes of these Terms and Conditions, “Retirement” shall mean the Grantee’s separation from service, without Cause, other than on account of death or Disability, (A) following the Grantee’s attainment of age 65 and completion of five years of service with the Company or a Subsidiary, or (B) following the Grantee’s attainment of age 55 and completion of 10 years of service with the Company or a Subsidiary.
(c)For purposes of these Terms and Conditions, “Cause” shall have the meaning given that term in the Grantee’s Employment Agreement.
5.Change of Control.
(a)If a Change of Control occurs, the Grantee’s Option shall continue to vest in accordance with Section 2(a) on the third and fourth anniversaries of the Grant Date, without regard to whether the Stock Price Hurdle is met, provided that the Grantee remains continuously employed by the Company and its Subsidiaries through such vesting date. If the Change of Control occurs after the third anniversary of the Grant Date and before the Stock Price Hurdle has been met, the Option with respect to 50% of the shares will vest on the Change of Control date. If the Change of Control occurs after the fourth anniversary of the Grant Date and before the Stock Price Hurdle has been met, the Option with respect to all of the shares will vest on the Change of Control date. However, in no event may the Option be exercised after ten years from the Grant Date.
(b)Notwithstanding the foregoing, if a Change of Control occurs and the Grantee’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or the Grantee terminates employment for Good Reason (as defined in, and determined under, the Employment Agreement), and the Grantee’s date of termination occurs (or in the event of the Grantee’s termination for Good Reason, the event giving rise to Good Reason occurs), in each case, during the period beginning on the date that is 90 days before the Change of Control and ending on the date that is one year following the Change of Control, the Option will automatically vest in full on the Grantee’s date of termination (or, if later, on the date of the Change of Control), regardless of whether the Stock Price Hurdle has been met. However, in no event may the Option be exercised after ten years from the Grant Date.
(c)Except as provided in subsection (b), if the Grantee’s employment terminates on account of Retirement before a Change of Control, and a Change of Control subsequently occurs, the Grantee’s Option shall continue to vest in accordance with Section 5(a), but without regard to continued employment. Except as provided in subsection (b), if the Grantee’s employment terminates on account of Retirement on or after a Change of Control, the Grantee’s Option shall continue to vest in accordance with Section 5(a), but without regard to continued employment.
6.Exercise of the Option. When the Option becomes vested in accordance with Sections 2, 3, 4, or 5 above, the Grantee may exercise part or all of the vested and exercisable Option by delivering a duly completed notice of intent to exercise to the Company, specifying the number of shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures in effect from time to time based on the type of payment being made but, in any event, prior to issuance of the shares of Common Stock. The Grantee shall pay the exercise price (i) in cash, (ii) by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise, (iii) if so permitted by the Committee and subject to such conditions as may be established by the Committee, (1) by tendering (actually or by attestation) shares of Common Stock owned by the Grantee and valued at the then Fair Market Value thereof or (2) by having shares subject to the exercisable Option withheld to pay the exercise price, with the shares valued at the then Fair Market Value thereof, or (iv) by any combination of the foregoing. The Company’s obligation to deliver shares of Common Stock upon exercise of the Option shall be subject to all applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate by the Committee. Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

7.Transferability.
(a)During the Grantee’s lifetime, except as set forth in subsection (b) below, exercise of the Option shall be solely by the Grantee (or his legal guardian or legal representative) and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person or persons who acquire the right to exercise such Option by will or by the laws of descent and distribution, to the extent that the Option was outstanding as of the date of the Grantee’s death. Neither the Option nor any right hereunder shall be assignable or otherwise transferable except by will or by the laws of descent and distribution or except as otherwise permitted by the Plan, nor shall any Option be subject to attachment, execution or other similar process. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Option or any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate any Option by notice to the Grantee and the Option and all rights hereunder shall thereupon become null and void.
(b)Notwithstanding the foregoing, the Committee may provide that a Grantee may transfer this Option to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
8.Termination of the Option.
(a)The Option shall have a term of ten years from the Grant Date and shall terminate at the expiration of that period (on May 10, 2026), unless the Option is terminated at an earlier date pursuant to the provisions of these Terms and Conditions or the Plan.
(b)The Option granted and subsequently vested hereunder (including pursuant to Section 5 hereof) shall terminate immediately after the first to occur of: (i) one year after the termination of the Grantee’s employment with the Company or a Subsidiary due to an involuntary termination by the Company or a Subsidiary without Cause (except as provided in subsection (c) below), (ii) one year after the termination of the Grantee’s employment with the Company or a Subsidiary by the Grantee for Good Reason during the Change of Control period described in Section 5(b) hereof (except as provided in subsection (c) below), (iii) 90 days after the Grantee’s voluntary termination of employment with the Company and its Subsidiaries (except as provided in subsection (c) below or as provided in clause (ii) above), or (iv) ten years from the Grant Date.
(c)In the event of the termination of the Grantee’s employment on account of Retirement, Disability or death of a Grantee, the Option held by the Grantee may be exercised, pursuant to the terms of the Plan, by the Grantee (or the Grantee’s personal representative) at any time prior to the expiration of the ten-year term of the Option.
(d)Notwithstanding the foregoing, in no event may the Option be exercised after ten years from the Grant Date (after May 10, 2026).
(e)In the event a Grantee’s employment is terminated by the Company or a Subsidiary for Cause, the Option (including the vested portion, if any) held by such Grantee shall immediately terminate and be of no further force or effect.
9.Certain Corporate Changes. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of the Option, the Committee shall adjust, as provided in the Plan, the number and class of shares subject to the Option held by the Grantee and/or the exercise price of such Option, and the Stock Price Hurdle, if appropriate, to reflect the effect of such event or change in the Company’s capital structure in such a way as to preserve the value of the Option. Any adjustment that occurs under the terms of this Section 9 or the Plan will not change the timing or form of payment with respect to any exercised Option or portion thereof.
10.Restrictive Covenants.
(a)In consideration of this Option grant, the Grantee agrees to comply with the restrictive covenants and agreements set forth in Section 16 (“Restrictive Covenants”) of the Employment Agreement, all other written restrictive covenants and agreements with the Company, and all confidentiality obligations with respect to the Company under the Company’s Code of Conduct and Ethics, including without limitation non-competition, non-solicitation and confidentiality restrictions (collectively, the “Restrictive Covenants”).
(b)Nothing in these Terms and Conditions or in the Employment Agreement, including any restrictions on the use of “Confidential Information” and “Trade Secrets” (as defined in the Employment Agreement), shall prohibit or restrict the Grantee from initiating communications directly with, or responding to any inquiry from, or providing testimony before, the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, or any

other federal, state, or local regulatory authority. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of Confidential Information and Trade Secrets, the Grantee agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible.
(c)The Grantee acknowledges and agrees that in the event the Grantee breaches any of the Restrictive Covenants:
(i)The Committee may in its discretion determine that the Grantee shall forfeit the outstanding Option (without regard to whether any portion of the Option has vested, except as to the vested shares where forfeiture of vested shares is expressly prohibited by law), and the outstanding Option shall immediately terminate, and
(ii)The Committee may in its discretion require the Grantee to return to the Company any shares of Common Stock received upon exercise of the Option, net of the exercise price paid by the Grantee upon exercise of the Option; provided, that if the Grantee has disposed of any shares of Common Stock received upon exercise of the Option, then the Committee may require the Grantee to pay to the Company, in cash, the fair market value of such shares of Common Stock as of the date of disposition, net of the exercise price paid by the Grantee upon exercise of the Option.   The Committee shall exercise the right of recoupment provided in this subsection (c)(ii) within 180 days after the Committee’s discovery of the Grantee’s breach of any of the Restrictive Covenants.
(d)If any portion of the covenants or agreements contained in this Section 10, the specific forfeiture provisions related to vested shares, or the application thereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 10 is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Section 10 shall survive the termination of the Grantee’s employment with the Company or any of its Affiliates and shall survive the termination of these Terms and Conditions.
11.Grant Subject to Plan Provisions. These Terms and Conditions are made pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and shall in all respects be interpreted in accordance therewith. The decisions of the Committee shall be conclusive upon any question arising hereunder. The Grantee’s receipt of the Option awarded under these Terms and Conditions constitutes such Grantee’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, these Terms and Conditions, and/or the Option shall be final and binding on the Grantee, his beneficiaries, and any other person having or claiming an interest in such Option. The settlement of any award with respect to the Option is subject to the provisions of the Plan and to interpretations, regulations, and determinations concerning the Plan as established from time to time by the Committee in accordance with the provisions of the Plan. A copy of the Plan will be furnished to each Grantee upon request. Additional copies may be obtained from the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197.
12.No Employment or Other Rights. Neither the granting of the Option, nor any other action taken with respect to such Option, shall confer upon the Grantee any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time. The right of the Company or a Subsidiary to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.
13.No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death or in accordance with the terms of these Terms and Conditions, shall have any of the rights and privileges of a stockholder with respect to the shares subject to the Option, except to the extent that certificates for such shares shall have been issued upon the exercise of the Option as provided for herein (or an appropriate book entry has been made). Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before Grantee’s shares are issued (or an appropriate book entry has been made).
14.Assignment and Transfers. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and other Affiliates. These Terms and Conditions may be assigned by the Company without the Grantee’s consent.
15.Income Taxes; Withholding Taxes. All obligations of the Company under these Terms and Conditions shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. At the time of exercise, the Company shall have the right to deduct from other compensation, or to withhold shares of Common Stock, in an amount equal to the federal (including FICA), state, local, and foreign income taxes and other amounts as may be required by law to be withheld with respect to the exercise of the Option, provided that any share withholding shall not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, local, and foreign tax liabilities.

16.Applicable Law. The validity, construction, interpretation, and effect of this instrument shall exclusively be governed by, and determined in accordance with, the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle. This Option award shall be subject to any required approvals by any governmental or regulatory agencies. This Option award shall also be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time in accordance with applicable law. Notwithstanding anything in these Terms and Conditions to the contrary, the Plan, these Terms and Conditions, and the Option awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions, or governmental guidance that becomes applicable in the event of the Company’s participation in any governmental programs, and the Committee reserves the right to modify these Terms and Conditions and the Option as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Option, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications. The Grantee irrevocably and unconditionally (i) agrees that any legal proceeding arising out of these Terms and Conditions may be brought only in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia County, Pennsylvania, (ii) consents to the sole and exclusive jurisdiction and venue of such court in any such proceeding, and (iii) waives any objection to the laying of venue of any such proceeding in any such court. The Grantee also irrevocably and unconditionally consents to the service of any process, pleadings, notices, or other papers.
17.Notice. Any notice to the Company provided for in these Terms and Conditions shall be addressed to it in care of the Corporate Secretary of the Company, 1601 Market Street, Philadelphia, Pennsylvania 19103-2197, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company or an Affiliate, or to such other address as the Grantee may designate to the Company in writing in accordance with this Section. Except as otherwise provided by this Section, any notice provided for hereunder shall be delivered by hand, sent by telecopy or electronic mail, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry fee prepaid in the United States mail or other mail delivery service. Notice to the Company shall be deemed effective upon receipt. By receipt of the Option granted hereunder, Grantee hereby consents to the delivery of information (including without limitation, information required to be delivered to the Grantee pursuant to the applicable securities laws) regarding the Company, the Plan, and the Option via the Company’s electronic mail system or other electronic delivery system.
18.Notice of Immunity for Confidential Disclosure of a Trade Secret to an Attorney, the Government or in a Court Filing in Particular Circumstances. The Grantee is hereby notified that these Terms and Conditions are entered into pursuant to the United States Federal Trade Secrets law. In addition to other provisions, federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances.  Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions:
(a)Where the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or
(b)Where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  See 18 U.S.C. § 1833(b)(1)).

Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.  See 18 U.S.C. § 1833(b)(2).

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute and attest this instrument, and the Grantee has placed his signature hereon, effective as of the Grant Date set forth above.
RADIAN GROUP INC.

By: /s/ Anita Scott
Name: Anita Scott
Title: SVP, Chief Human Resources Officer

I hereby accept this Option award and (a) acknowledge receipt of the Plan incorporated herein, (b) acknowledge that I have read the Award Summary delivered in connection with this Option award and these Terms and Conditions and understand the terms and conditions of them, (c) accept the award of the Option described in these Terms and Conditions, (d) agree to be bound by the terms of the Plan and these Terms and Conditions, and (e) agree that all decisions and determinations of the Committee with respect to the Option shall be final and binding.

Acknowledged and Agreed by Award Recipient: Signature: /s/ S.A. Ibrahim Print Name: S.A. Ibrahim Date: July 15, 2016